                                                                   Exhibit 99.1



FOR IMMEDIATE RELEASE

DATE:     October 30, 2008
CONTACT:  Joseph F. Conners
          Executive Vice President and
            Chief Financial Officer
PHONE:    (215) 864-6000

BENEFICIAL MUTUAL BANCORP, INC. ANNOUNCES THIRD QUARTER 2008 RESULTS

PHILADELPHIA, PENNSYLVANIA, October 30, 2008 -- Beneficial Mutual Bancorp, Inc. (Beneficial) (NASDAQGS: BNCL), the parent company of Beneficial Bank, today announced its financial results for the third quarter of 2008.

Net income for the three months ended September 30, 2008 was $4.3 million, compared to $9.1 million for the second quarter of 2008. Earnings per share for the third quarter of 2008 were $0.05, compared to earnings per share of $0.11 for the second quarter of 2008. During the second quarter, Beneficial recorded a non-recurring curtailment gain of $7.3 million related to pension plan modifications. The after-tax impact of this curtailment gain was $4.7 million. Net income for the first nine months of 2008 was $19.5 million, or $0.25 per share, compared to ($1.4 million), or ($0.02) per share for the first nine months of 2007.

In July 2007, Beneficial completed its initial public offering and acquired FMS Financial Corporation, the parent company of Farmers & Mechanics Bank of Burlington, New Jersey, which resulted in significant changes to Beneficial's balance sheet and income statement from the prior year period. These changes included a $10.0 million contribution to The Beneficial Foundation, which was established to make grants and donations to non-profit organizations primarily located within the Company's market area.

Beneficial recorded a $3.2 million provision for loan losses during the third quarter of 2008, and incurred an impairment charge of $0.3 million related to the value of certain common equity securities deemed to be other-than-temporarily impaired (OTTI). In the second quarter, the provision for loan losses was $2.3 million and an OTTI impairment charge of $0.5 million was recorded.

"The fundamentals of our banking operations remain strong, in the face of the most challenging operating environment in generations," said Gerard Cuddy, Beneficial's President and Chief Executive Officer. "This environment is characterized by an unprecedented transformation of the regulatory, financial, investment and capital markets landscape. These extraordinary conditions and the velocity of change pose significant challenges, but also represent increased market share opportunities for Beneficial. While our third quarter performance was negatively impacted by an increase in the provision for loan losses and an impairment charge in the investment portfolio, our core deposit gathering, lending, insurance and wealth management activities remain strong. Beneficial's capital strength, asset quality, liquidity and strong customer focus continue to provide a substantial platform for sustained growth. WE'RE PROUD TO BE THE OLDEST AND LARGEST BANK HEADQUARTERED IN PHILADELPHIA, HOME OF THE WORLD CHAMPION PHILLIES."

Highlights for the quarter ended September 30, 2008 included:

        o Total loans outstanding grew by $89.0 million, or 4.0%, to $2.3 billion at September 30, 2008, up from $2.2 billion at the end of the prior quarter.

        o Total deposits increased $33.8 million, or 1.3%, to $2.6 billion during the quarter.

        o Net interest income increased by $1.0 million, or 3.6%, to $29.1 million for the quarter, up from $28.1 million for the prior quarter.

        o Non-interest income increased during the quarter by $0.5 million, or 8.3%, to $6.5 million.

Balance Sheet
-------------

During the quarter ended September 30, 2008, total assets increased $95.0 million, or 2.5%, to $3.8 billion. The increase in total assets resulted primarily from an increase in total loans outstanding of $89.0 million and an increase in cash and cash equivalents of $15.1 million, offset by a decrease in investment securities of $15.0 million from June 30, 2008. Total deposits increased $33.8 million, or 1.3% during the quarter, to $2.6 billion at September 30, 2008.

At September 30, 2008, Beneficial's stockholders' equity equaled $606.9 million, or 15.8% of total assets, compared to stockholders' equity of $617.6 million, or 16.5% of total assets at June 30, 2008. This decrease was mainly a result of the acquisition of approximately $17.1 million of Beneficial common stock by a trust formed to purchase shares to fund restricted stock awards under the 2008 Equity Incentive Plan. Under this previously disclosed program, purchases were made in the open market at the discretion of the independent trustee.


Asset Quality
-------------

Beneficial is not a participant or originator in the subprime mortgage loan or subprime collateralized debt markets and therefore has no direct exposure to risks associated with these activities.

The allowance for loan losses at September 30, 2008 totaled $25.2 million, or 1.09%, of total loans outstanding, compared to $22.5 million, or 1.01% of total loans outstanding at June 30, 2008. This allowance represents management's estimate of the level necessary to cover known and inherent losses in the loan portfolio.

Beneficial recorded a provision for loan losses of $3.2 million during the three months ended September 30, 2008, compared to $2.3 million during the three months ended June 30, 2008. The increase in the provision was due primarily to our continuous evaluation of non-performing loans, a risk assessment regarding weakening economic conditions, along with the increase in commercial loans outstanding.

Net charge-offs for the three-month period ended September 30, 2008 were $0.5 million, compared to the $0.3 million reported for the three-month period ended June 30, 2008. Non-performing loans increased to $28.3 million, or 0.7% of total assets, at September 30, 2008, compared to $15.7 million, or 0.4% of total assets at June 30, 2008.

Beneficial has no exposure to losses from Fannie Mae or Freddie Mac preferred shares or subordinated debt. At September 30, 2008, Beneficial's investments in pooled trust preferred collateralized debt obligations include three securities, each of which are AAA-rated senior tranches, with a total book value of $30.4 million and an estimated fair value of $23.9 million. The senior tranches of collateralized debt obligations generally are protected from defaults by over-collateralization. Based on management's analysis as of September 30, 2008, all of these securities are expected to return 100% of their principal and interest.


Net Interest Income
-------------------

Beneficial's net interest income increased $1.0 million, or 3.6%, to $29.1 million for the three months ended September 30, 2008, compared to $28.1 million for the prior quarter as interest income increased and interest expense declined. The net interest margin increased by 10 basis points during the quarter, to 3.41%, up from 3.31% for the quarter ended June 30, 2008.


Non-interest Income
-------------------

Non-interest income increased to $6.5 million for the three months ended September 30, 2008, up $0.5 million, or 8.5% from the previous quarter, as a decline in service charges and other income was more than offset by an increase in insurance commission revenue. In addition, an impairment charge of $0.3 million related to the value of certain common equity securities was lower than a similar impairment charge of $0.5 million incurred during the prior quarter.


Non-interest Expense
--------------------

Non-interest expense was $26.6 million for the three months ended September 30, 2008, compared to $18.6 million for the prior quarter. During the prior quarter, Beneficial elected to freeze its defined benefit plans and recorded a pension curtailment gain of $7.3 million.


About Beneficial Mutual Bancorp
-------------------------------

Beneficial is a community-based, diversified financial services company providing consumer and commercial banking services. Its principal subsidiary, Beneficial Bank, has served individuals and businesses in the Delaware Valley area for more than 150 years. The Bank is the oldest and largest bank headquartered in Philadelphia, Pennsylvania with 72 offices in the greater Philadelphia and Southern New Jersey regions. Insurance services are offered through Beneficial Insurance Services, LLC and wealth management services are offered through Beneficial Advisors, LLC, both wholly owned subsidiaries of the Bank. For more information about Beneficial, please visit www.thebeneficial.com.

Forward Looking Statements
--------------------------

This news release may contain forward-looking statements, which can be identified by the use of words such as "believes," "expects," "anticipates," "estimates" or similar expressions. Such forward-looking statements and all other statements that are not historic facts are subject to risks and uncertainties which could cause actual results to differ materially from those currently anticipated due to a number of factors. These factors include, but are not limited to, general economic conditions, changes in the interest rate environment, legislative or regulatory changes that may adversely affect our business, changes in accounting policies and practices, changes in competition and demand for financial services, adverse changes in the securities markets, changes in deposit flows and changes in the quality or composition of Beneficial's loan or investment portfolios. Additionally, other risks and uncertainties may be described in Beneficial's Annual Report on Form 10-K, its Quarterly Reports on Form 10-Q or its other reports as filed with the Securities and Exchange Commission, which are available through the SEC's website at www.sec.gov. Should one or more of these risks materialize, actual results may vary from those anticipated, estimated or projected. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Except as may be required by applicable law or regulation, Beneficial assumes no obligation to update any forward-looking statements.

BENEFICIAL MUTUAL BANCORP, INC. AND SUBSIDIARIES
Unaudited Consolidated Statements of Financial Condition
(Dollars in thousands, except per share amounts)
                                                                   SEPTEMBER 30,       JUNE 30,       DECEMBER 31,     SEPTEMBER 30,
                                                                       2008              2008             2007             2007
                                                                ---------------- ----------------- ---------------- ----------------
ASSETS:
  Cash and Cash Equivalents:
     Cash and due from banks                                          $   47,674       $   46,373        $   53,545      $   58,634
     Interest-bearing deposits                                            11,902              238             4,782           3,065
     Federal funds sold                                                    2,250              131                --          35,861
                                                                    ------------     ------------      ------------     -----------
               Total cash and cash equivalents                            61,826           46,742            58,327          97,560

  Investment Securities:
     Available-for-sale (amortized cost of $1,032,592, $1,050,513, at September 30 and June 30, 2008 respectively and $938,835 and $908,324 at December 31, and September 30, 2007,
       respectively)                                                   1,024,390        1,041,424           949,795         911,159
     Held-to-maturity (estimated fair value of $83,963 and
     $87,311 at September 30 and June 30, 2008 respectively
     and $111,127 and $113,756 at December 31 and September
     30, 2007, respectively)                                              84,401           88,159           111,986         116,027
     Federal Home Loan Bank stock, at cost                                27,872           22,112            18,814          18,558
                                                                    ------------     ------------      ------------     -----------
               Total investment securities                             1,136,663        1,151,695         1,080,595       1,045,744
                                                                    ------------     ------------      ------------     -----------

  Loans:                                                               2,323,280        2,234,252         2,120,922       2,088,141
     Allowance for loan losses                                           (25,208)         (22,539)          (23,341)        (22,094)
                                                                    ------------     ------------      ------------     -----------
               Net loans                                               2,298,072        2,211,713         2,097,581       2,066,047

  Accrued Interest Receivable                                             17,506           16,265            18,089          18,763

  Bank Premises and Equipment, net                                        77,724           78,192            79,027          72,996

  Other Assets:
     Goodwill                                                            110,436          110,440           110,335         112,132
     Bank owned life insurance                                            30,481           30,117            29,405          29,049
     Other intangibles                                                    24,893           25,799            29,199          23,548
     Other assets                                                         85,369           76,969            55,260          65,045
                                                                    ------------     ------------      ------------     -----------
               Total other assets                                        251,179          243,325           224,199         229,774
                                                                    ------------     -------------     ------------     -----------

Total Assets                                                          $3,842,970       $3,747,932        $3,557,818      $3,530,884
                                                                    ============     ============= ================ ================
LIABILITIES AND STOCKHOLDERS' EQUITY:
  Liabilities:
     Deposits:
          Non-interest bearing deposits                               $  226,303       $  228,531        $  242,351      $  258,533
          Interest bearing deposits                                    2,408,850        2,372,797         2,222,812       2,202,543
                                                                    ------------     ------------      ------------     -----------
               Total deposits                                          2,635,153        2,601,328         2,465,163       2,461,076
          Borrowed funds                                                 535,896          471,788           407,122         363,664
       Other liabilities                                                  64,981           57,238            65,736          92,658
                                                                    ------------     ------------      ------------     -----------
               Total liabilities                                       3,236,030        3,130,354         2,938,021       2,917,398
                                                                    ------------     ------------      ------------     -----------

Commitments and Contingencies

  Stockholders' Equity:
     Preferred Stock - $.01 par value, 100,000,000 shares
       authorized, none issued or outstanding as of September
       30 and June 30, 2008 and December 31 and September 30,
       2007                                                                   --               --                --              --
     Common Stock - $.01 par value, 300,000,000 shares authorized,
       82,264,457 shares issued and outstanding as of September 30,
       2008, June 30, 2008 and December 31, and September 30, 2007           823              823               823             823
     Additional paid-in capital                                          343,765          360,156           360,126         360,128
     Unearned common stock held by the employee savings and
       stock ownership plan                                              (29,013)         (29,829)          (30,635)        (31,515)
     Retained earnings (partially restricted)                            299,044          294,723           291,360         291,530
     Accumulated other comprehensive loss, net                            (7,679)          (8,295)           (1,877)         (7,480)
                                                                    ------------     ------------      ------------     -----------
               Total stockholders' equity                                606,940          617,578           619,797         613,486
                                                                    ------------     ------------      ------------     -----------

Total Liabilities and Stockholders' Equity                            $3,842,970       $3,747,932        $3,557,818      $3,530,884
                                                                    ============     =============     ============     ===========

BENEFICIAL MUTUAL BANCORP, INC. AND SUBSIDIARIES
Unaudited Consolidated Statements of Operations
(Dollars in thousands, except per share amounts)


                                                          FOR THE THREE MONTHS ENDED          FOR THE NINE MONTHS ENDED
                                                               SEPTEMBER 30,                        SEPTEMBER 30,
                                                             2008              2007              2008             2007
                                                       --------------    -------------     -------------    -------------
INTEREST INCOME:
  Interest and fees on loans                              $   33,564       $   32,588       $    98,756      $    84,229

  Interest on federal funds sold                                  14              985               522            1,277

  Interest and dividends on investment securities:
     Taxable                                                  14,074           12,682            43,751           23,843
     Tax-exempt                                                  428              256             1,164              752
                                                       --------------    -------------     -------------    -------------
                    Total interest income                     48,080           46,511           144,193          110,101
                                                       --------------    -------------     -------------    -------------

INTEREST EXPENSE:
  Interest on deposits:
     Interest bearing checking accounts                        1,410            1,626             3,931            2,528
     Money market and savings deposits                         3,856            3,374            11,277            8,947
     Time deposits                                             8,748           10,955            29,976           29,038
                                                       --------------    -------------     -------------    -------------
               Total                                          14,014           15,955            45,184           40,513

  Interest on borrowed funds                                   4,975            4,438            14,741           11,557
                                                       --------------    -------------     -------------    -------------

                     Total interest expense                   18,989           20,393            59,925           52,070
                                                       --------------    -------------     -------------    -------------

Net interest income                                           29,091           26,118            84,268           58,031

Provision for loan losses                                      3,191                0             5,791              300
                                                       --------------    -------------     -------------    -------------

Net Interest Income After Provision for Loan Losses
                                                              25,900           26,118            78,477           57,731
                                                       --------------    -------------     -------------    -------------

NON-INTEREST INCOME:
    Insurance commission and related income                    2,738              979             7,879            3,113
    Service charges and other income                           3,827            2,824            12,157            5,545
    Impairment charge on securities
     available-for-sale                                         (264)              --              (737)              --
    Net gain on sale of investment securities
     available for sale                                          159              (24)              430              656
                                                       --------------    -------------                      -------------
                                                                                           -------------
                Total non-interest income                      6,460            3,779            19,729            9,314
                                                       --------------    -------------     -------------    -------------

NON-INTEREST EXPENSE:
     Salaries and employee benefits                           13,933           13,896            40,083           32,286

     Pension curtailment gain                                     --               --            (7,289)              --
     Occupancy                                                 3,070            2,460             8,827            6,454
     Depreciation, amortization and maintenance                2,096            1,989             6,118            4,744
     Advertising                                               1,220            1,033             3,545            2,760
     Amortization of intangible                                  906            1,452             4,306            1,623
     Other                                                     5,414           14,580            15,582           20,605
                                                       --------------    -------------     -------------    -------------
               Total non-interest expense                     26,639           35,410            71,172           68,472
                                                       --------------    -------------     -------------    -------------

Income (Loss) before income taxes                              5,721           (5,513)           27,034           (1,427)
                                                       --------------    -------------     -------------    -------------

Income tax expense (benefit)                                   1,400             (475)            7,550              (50)
                                                       --------------    -------------     -------------    -------------

NET INCOME (LOSS)                                         $    4,321          ($5,038)       $   19,484          ($1,377)
                                                       --------------    -------------     -------------    -------------

EARNINGS (LOSS) PER  SHARE - Basic                             $0.05           ($0.07)       $     0.25           ($0.02)

EARNINGS (LOSS) PER  SHARE - Diluted                           $0.05           ($0.07)       $     0.25           ($0.02)

Average common shares outstanding - Basic                 78,566,856       74,723,331        79,010,679       55,451,926
Average common shares outstanding - Diluted               78,573,633       74,723,331        79,010,679       55,451,926

BENEFICIAL MUTUAL BANCORP, INC. AND SUBSIDIARIES
Unaudited Selected Consolidated Financial and Other Data
(Dollars in thousands)

                                                      SEPTEMBER 30,        JUNE 30,          DECEMBER 31,       SEPTEMBER 30,
                                                          2008              2008                 2007               2007
                                                     -------------       -----------         ------------       -------------
ASSET QUALITY INDICATORS:
  Non-performing assets:
       Non-accruing loans                                $13,342           $ 3,406             $ 7,685             $ 8,239

       Accruing loans past due 90 days or more            15,023            12,284               8,626               7,837
                                                      ----------         ---------           ---------           ---------
Total non-performing loans
                                                          28,365            15,690              16,311              16,076


Real estate owned                                          7,355             7,439               4,797               5,106
                                                      ----------         ---------           ---------           ---------

             Total non-performing assets                 $35,720           $23,129             $21,108             $21,182
                                                      ==========         =========           =========           =========

ASSET QUALITY RATIOS:

Non-performing loans to total loans                        1.22%             0.70%               0.77%               0.77%

Non-performing loans to total assets                       0.74%             0.42%               0.46%               0.46%

Non-performing assets to total assets                      0.93%             0.62%               0.59%               0.60%

Non-performing assets less accruing loans
   Past due 90 days or more to total assets                0.54%             0.29%               0.35%               0.38%



                                                          FOR THE THREE MONTHS ENDED          FOR THE NINE MONTHS ENDED
                                                               SEPTEMBER 30,                        SEPTEMBER 30,
                                                             2008              2007              2008             2007
                                                       --------------    -------------     -------------    -------------
     PERFORMANCE RATIOS:
     (annualized)
     Return on average assets                              0.46%            (0.59%)              0.70%              (0.07%)
     Return on average equity                              2.82%            (3.56%)              4.22%              (0.36%)
     Net interest margin                                   3.41%             3.43%               3.34%               3.13%





                                                      SEPTEMBER 30,        JUNE 30,          DECEMBER 31,       SEPTEMBER 30,
                                                          2008              2008                 2007               2007
                                                     -------------      -----------         ------------       -------------
     Other:
     Employees (full-time equivalents)                     869               862                 877                 818
